Exhibit 5.1

                            Mayer, Brown & Platt
                          190 South LaSalle Street
                          Chicago, Illinois 60603
                               (312) 782-0600


                             November 30, 2001


LaSalle Funding LLC
135 South LaSalle Street
Chicago, Illinois  60603

         Re:   LaSalle Funding LLC
               ABN AMRO Bank N.V.
               Registration Statement of Form S-3/F-3

Ladies and Gentlemen:

         This opinion is furnished to you in connection with the above-referenced registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, for the registration of $2,500,000,000 aggregate principal amount of debt securities (the "Debt Securities"), of LaSalle Funding LLC, a Delaware limited liability company (the "Company") which will be unconditionally guaranteed (the "Guarantees") by ABN AMRO Bank N.V., a limited liability company organized under the laws of The Netherlands (the "Guarantor"). The Debt Securities as guaranteed are referred to herein as the "Securities." The Debt Securities are to be issued under an indenture (the "Indenture") between the Company, the Guarantor and BNY Midwest Trust Company, as trustee (the "Trustee").

         We have acted as counsel for the Company and special U.S. counsel for the Guarantor in connection with the proposed issuance and sale of the Securities. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

         We express no opinion as to Federal law or the law of any jurisdiction other than New York law and the Delaware General Corporation Law.

     For purposes of our opinion, we have assumed that:

         (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

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         (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

         (iii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws;

         (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

         (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

         Based upon and subject to the foregoing, we are of opinion that when (i) the Trustee is qualified to act as Trustee under the Indenture,
(ii) the Trustee has duly executed and delivered the Indenture , (iii) the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor to the Trustee (iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (v) the sole member of the Company has taken all necessary action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof, and related matters, and (vi) the Debt Securities have been duly executed, authenticated and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein,
(A) the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity and (B) the Indenture will constitute a valid and binding obligation of each of the Company and the Guarantor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Validity of Securities".

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         It is understood that this opinion is to be used only in
connection with the offer and sale of the Securities while the Registration Statement is in effect.

                             Very truly yours,



                            Mayer, Brown & Platt








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